UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 9, 2022

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.18 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2022, the Board of Directors of Hallmark Financial Services, Inc. (the “Company”) promoted Christopher J. Kenney to the office of President of the Company. Mr. Kenney will also continue to serve as Chief Financial Officer of the Company. Mark E. Schwarz will retain his positions as Executive Chairman and Chief Executive Officer of the Company.

Mr. Kenney, age 59, has served as Chief Financial Officer of the Company since May 2021. He had previously served as its Chief Accounting Officer since September 2020 and its Senior Vice President of Accounting since 2004. From 2003 to 2004, he served as Senior Vice President of Accounting for Affirmative Insurance Holdings, Inc. From 2000 to 2003, Mr. Kenney served as Controller of Associates Insurance Group, a subsidiary of The Travelers Companies, Inc. From 1994 to 2000, he served in various accounting positions with Associates Insurance Group, the insurance division of Associates First Capital Corporation, rising to the Controller. Mr. Kenney is a Certified Public Accountant licensed in Texas.

Mr. Kenney has no written employment agreement with the Company and is an at-will employee. In connection with his new responsibilities, Mr. Kenney’s current salary has been set at $325,000 per year. He is eligible to receive discretionary annual bonuses and participate in the Company’s 2015 Long Term Incentive Plan along with other managerial employees of the Company. Mr. Kenney has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Kenney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 9, 2022, the Board of Directors of the Company also adopted Amended and Restated Bylaws of the Company. The primary effect of the bylaw amendments is to separate the roles of Chief Executive Officer and President of the Company by deleting the prior Article V, Section 4, adding new Sections 4 and 5 of Article V, and renumbering the remaining Sections of Article V. The Amended and Restated Bylaws also (a) update the location of the principal office of the Company (Article I, Section 1), (b) clarify that cumulative voting for directors is not permitted (Article II, Section 8), (c) clarify that meetings of directors and shareholders may be attended via videoconference (Article II, Section 9 and Article III, Section 14), (d) update various consent and notice provisions (Article II, Sections 11-13, Article III, Section 9 and Article IV, Section 1), and (e) make immaterial corrections or clarifications to various other provisions.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

3.1	Amended and Restated Bylaws of Hallmark Financial Services, Inc. effective January 9, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: January 12, 2022	By:	/s/ MARK E. SCHWARZ
Mark E. Schwarz, Chief Executive Officer